                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    / /  Definitive Information Statement
                         ZEROS & ONES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                ZEROS & ONES, INC.
                              39 EAST WALNUT STREET
                            PASADENA, CALIFORNIA 91103



                           NOTICE OF ACTION TO BE TAKEN BY
                                   THE SHAREHOLDERS

                                   FEBRUARY 8, 2000



To The Shareholders of Zeros & Ones, Inc.

    Steve Schklair, Robert Holtz, Bernie Butler-Smith, William Burnsed, Mark
J. Richardson, Charles Overton, and Pro-Active Business Services Retirement Trust (collectively, the "Majority Shareholders"), are the holders of a total of 3,121,640 shares or approximately 54% of the issued and outstanding stock of Zeros & Ones, Inc., a Nevada corporation (the
"Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

    1. Ratify the amendment to the Company's Articles of Incorporation which authorizes 100,000,000 shares of common stock, par value $.001 per share.

    2. To authorize a forward split of the outstanding common stock of the Company so that after the effective date of the stock split, there will be three shares of common stock outstanding for every one share of common stock outstanding prior to the effective date of the forward stock split.

    The Company will file the Certificate of Amendment to its Articles of Incorporation reflecting the increase in the authorized common stock 20 calendar days after the mailing of this Information Statement.



                                                     Steve Schklair, Secretary



                     ---------------------------------------

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE REQUESTED
                              NOT TO SEND US A PROXY.
                     ---------------------------------------

                                ZEROS & ONES, INC.
                               39 EAST WALNUT STREET
                             PASADENA, CALIFORNIA 91103

                                  FEBRUARY 8, 2000


                                 SHAREHOLDERS ACTION


    The Majority Shareholders will submit their consents to the shareholder resolutions described in this Information Statement on or after February 8, 2000, to be effective for shareholders of record on February 8, 2000. As of February 8, 2000, the Majority Shareholders held of record 3,121,640 shares of the Company's common stock, par value $.001 per share, or approximately 54% of the issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

    The Majority Shareholders consist of Steve Schklair, Chief Executive Officer and a director of the Company, Robert Holtz, President and Chairman of the Board of Directors of the Company, William Burnsed, a director and Executive Vice-President of the Company, Bernie Butler-Smith, a director and Executive Vice-President of the Company, Pro-Active Business Retirement Trust, an unaffiliated shareholder, Mark J. Richardson, a consultant to the Company, and Charles Overton, a prior executive officer and director of the Company who is the President and Chairman of the Board of Directors of
Kidvision, Inc., a 100% owned subsidiary of the Company.   See "SECURITY
OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."


                   RECORD DATE AND VOTING RIGHTS


    Holders of the common stock of record as of February 8, 2000 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by February 25, 2000 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of approximately 5,792,000 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                           THE COMPANY AND THE TRANSACTION


    The Company has its executive offices at 39 East Walnut Street,
Pasadena, California 91103, and its telephone number is (626) 584-4040. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes (a) to approve the amendment to its Articles of Incorporation to be recorded which provides for an authorized number of shares of common stock, par value $.001 per share, equal to 100,000,000, and (b) to implement a three for one forward split of the outstanding shares of the Company's common stock. After the forward split of the common stock is effective, there will be a total of 17,376,000 shares of common stock issued and outstanding, 9,364,920 of which will be owned by the Majority Shareholders, as compared to 5,792,000 shares of common stock currently issued and outstanding, 3,121,640 of which are presently owned by the Majority Shareholders. There are no shares of the Company's preferred stock currently issued or outstanding. In the forward stock split, fractional shares will be rounded to the nearest whole share.

    The Board of Directors of the Company voted unanimously to approve the amendment to the Company's Articles of Incorporation and the forward split of its issued and outstanding common stock. The Board of Directors believe that the amendment to the Articles of Incorporation and the forward split of the issued and outstanding common stock are fair to all shareholders and affect them on a pro rata equivalent basis. The transactions are being implemented to better position the Company to raise capital and make business acquisitions in the future by having more authorized shares available, if necessary, to be issued in connection with such an acquisition or capitalization.

    The amendment and forward split will not result in the realization of taxable income or loss to the Company or to its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The transactions will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the transactions will not effect the revenues, expenses, absence of dividends or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $10,000. The book value per share and earnings or loss per share of the Company will be affected to the extent that there will be more shares of the Company's common stock issued and outstanding after the forward stock split. The Company and the Majority Shareholders need not comply with any federal or state regulatory requirements in connection with consummating the proposed transactions, other than recording the Amendment to the Articles of Incorporation with the Nevada Secretary of State.

    Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual reports and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 1998 and its quarterly report on the Form 10-Q for the quarter ending September 30, 1999 are included with this Information Statement, and the information in said reports is incorporated by reference into this Information Statement.

                                      MANAGEMENT


    The following table lists the names and ages of the executive officers and directors of the Company. The directors were appointed on August 24, 1999 and will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

         Name                     Age                  Position
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------
    Steve Schklair                45          Director and Chief Executive
                                              Officer, Chief Financial
                                              Officer and Secretary
    -----------------------------------------------------------------------
    Robert Holtz                  29          Chairman of the Board of
                                              Directors and President
    -----------------------------------------------------------------------
    William Burnsed               53          Director and Executive Vice-
                                              President
    -----------------------------------------------------------------------
    Bernie Butler-Smith           45          Director and Executive Vice-
                                              President
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------


     STEVE SCHKLAIR is the Chief Executive Officer and Chief Financial Officer of the Company and has been a director of the Company since August 27, 1999. Mr. Schklair has also been the owner, Chairman of the Board of Directors, Chief Executive Officer, and President of Quantum Arts, Inc., a subsidiary of the Company, since the inception of its predecessor-in-interest in December 1997. From 1995 to 1997, Mr. Schklair was the Vice President and General Manager of New Media for Digital Domain, a special effects company in Venice, California. His responsibilities at Digital Domain included co-managing the facility, streamlining development and production processes, overseeing asset development and management, staffing key positions, managing contract negotiations, managing marketing and public relations, and managing client, partner, and publisher relationships. At Digital Domain, Mr. Schklair negotiated a joint venture with Mattel to create CD-ROM titles based on Mattel's licensed properties. The first title, BARBIE FASHION DESIGNER, has already sold over 2,000,000 units. From 1993 to 1995, Mr. Schklair was an Executive Producer and Creative Director at R/Greenberg Associates, a commercial production company with offices in Los Angeles, California and New York, New York. He joined R/Greenberg as a visual effects and process consultant providing creative direction on TERMINATOR II 3D for Universal Studios. At R/Greenberg, he designed and produced interactive projects for clients such as AT&T, FCB, Levis, Silicon Graphics, Activation, Phillips, IBM, Universal Studios, and Princess Cruises. From 1990 to 1993, Mr. Schklair was an Executive Producer and Project Manager for Synapse Technologies, a computer graphics company in Los Angeles, California. At Synapse Technologies, he developed and produced several interactive multimedia titles, including COLUMBUS: ENCOUNTER, DISCOVERY AND BEYOND, EVOLUTION AND REVOLUTION, and AIR POWER. In 1981, Mr. Schklair co-founded Infinity Filmworks. During his ten year tenure as President of Infinity Filmworks, he produced and photographed several films, music videos, and commercials, including the award winning SENSORIUM for Six Flags Power Plant in Baltimore, Maryland and the award winning TO DREAM OF ROSES, created for the 1990 Osaka World Exposition. Mr. Schklair received a Bachelor of Fine Arts from California State University in 1979 and a Master in Fine Arts from the University of Southern California School of Cinema/Television in 1982.

     ROBERT HOLTZ is the President and Chairman of the Board of Directors of the Company. Mr. Holtz has also been the Chairman of the Board of Directors and President of Zeros & Ones, Inc., a Delaware corporation ("ZOI"), since its inception in April 1994. From October 1991 until founding ZOI in April 1994, Mr. Holtz was the Director of Special Projects for Action Video, Inc., a promotion post-production facility. During that time, Mr. Holtz developed several key techniques and technologies utilized by the entertainment industry to digitize and share video clips in collaborative projects. From January 1989 until October 1991, Mr. Holtz headed a small business that created custom hardware and software solutions. Mr. Holtz' projects included the creation of a completely automated credit card clearing and merchant protection service center, the creation of an Emergency Response Locator system which locates physicians and specialists by geographical proximity for emergency response, and the creation of the first fully automated credit card commerce system for the nationwide sale of movie theater admission tickets. Mr. Holtz has worked on the design of several international products lines such as Microsoft Visual C++, Microsoft Windows 95, Studio Venice, and Hurricane from Gentris Images of France. Mr. Holtz also participated in Microsoft's Win32J Group. Mr. Holtz is an active member of the Society of Motion Picture and Television Engineers, the Institute of Electrical and Electronic Engineers, the Society of Television Engineers, the Association of Computing Machinery, and the International Multimedia Association (Charter Member).

     WILLIAM BURNSED has been a director and Executive Vice President of the Company since August 24, 1999. Mr. Burnsed has also been the Chairman and Chief Executive Officer of Wood Ranch Technology Group, Inc., a subsidiary of the Company, since its inception in 1998. In 1995, Mr. Burnsed founded Digital Video Engineering, a sole proprietorship engaged in computer systems design and installation for television and film special effects. Digital Video Engineering has been combined with Wood Ranch Technology Group, Inc. From January 1996 until July 1996, Mr. Burnsed was the Director of New Business Development for Discreet Logic Systems in North and South America. While with Discreet Logic Systems and Digital Video Engineering, Mr. Burnsed built online random access edit rooms for the Fox Network and high level telecine for Advanced Digital. In August 1991 he founded Hollywood Digital, a television post production company which Mr. Burnsed operated through 1994. In February 1982, Mr. Burnsed founded B&B Systems, Inc., an equipment manufacturing and turn key television systems engineering and construction contracting company. During his eleven year tenure as President of B&B, B&B designed and built several large facilities, including the J.C. Penny World Headquarters, 525 Post Production, the Financial News Network, Lorimar Studios, Post Pro Video, Multimedia Services, the Shop Television Network, and the California State Assembly Television Network. From May 1979 to February 1982, Mr. Burnsed was the Director of Engineering for Editel where he was responsible for the design and construction of five online edit bays, three rank telecines, one audio mixing room, and one insert stage. From 1976 to 1979, he was the Engineering Supervisor for TAV/Merv Griffin Productions where he supervised a department of engineers who were responsible for the installation and maintenance of television equipment used for videotaping the Merv Griffin Show. From 1973 to 1976, Mr. Burnsed was the General Manager of Shelter Vision Mobile Video where he was responsible for the video systems operation of a television mobile truck which traveled to various cities videotaping musical shows. From 1971 to 1973, he was the Director of Studio Operations for Transworld Communications, a division of Columbia Pictures. At Transworld, Mr. Burnsed was responsible for the design, installation, and operation of seven custom studios in cities from Honolulu to London.

     BERNIE BUTLER-SMITH has been a director and Executive Vice President of the Company since August 24, 1999. Mr. Butler-Smith has also been the Chairman and Chief Executive Officer of Polygonal Research Corporation, a subsidiary of the Company, since its inception in August 1998. For the past twelve years Mr. Butler-Smith has designed real-time image processing products for various applications. In May 1998, Mr. Butler-Smith formed a research and development company called ICU Security. Prior to co-founding Polygonal Research Corporation, he was the Vice President of Engineering at Digi-Spec Corporation for eleven years. At Digi-Spec Corporation he designed 35 image processing products, including pixel level video motion detectors, time lapse recorders, and digital switching and routing equipment. In an independent study conducted by Sandia National Labs and commissioned by the U.S. Department of Energy, Mr. Butler-Smith's motion detector products received the highest ranking. Mr. Butler-Smith has also done research in several disciplines of mathematics and high performance digital pipelining structures. Among the companies that currently use his designs are Microsoft for external security, Pheizer Pharmaceutical for security, the U.S. Department of Defense for strategic applications, the U.S. Navy for strategic applications, the Hoosier Dome for security, Boeing for employee safety, the Environmental Protection Agency for detecting pollution leakage, and the Federal Aviation Agency for detection functions at airports.

    Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and (iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty.

    Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           EXECUTIVE OFFICERS' COMPENSATION


    The following table sets forth cash compensation paid for services rendered to the Company by the Company's executive officers during its last fiscal year ended December 31, 1999. During the last fiscal year no executive officer received cash compensation from the Company that exceeded $100,000. No cash bonuses were paid by the Company nor was any such compensation deferred during the last fiscal year.

Name                  Position                             Cash Compensation
----                  --------                             -----------------
Steve Schklair(1)     Chief Executive Officer,
                      Chief Financial Officer,                $ 84,500(3)
                      Secretary

Robert Holtz(2)       President                               $ 84,500(3)

All executive officers                                        $169,000(3)
as a group (4 persons).

-------------------------------------------------
(1) In connection with the Company's business combination with its wholly owned subsidiaries in July 1999, Mr. Schklair was issued 850,000 shares of the Company's common stock and a noninterest bearing promissory note in the principal amount of $300,000, $60,000 of which has been paid and the balance of which is due in installments in 2000.

(2) In connection with the Company's business combination with its wholly owned subsidiaries in July 1999, Mr. Holtz was issued 900,000 shares of the Company's common stock, 50,000 of which he conveyed to Charles Overton in January 2000.

(3) This amount covers the period from July 1, 1999 to December 31, 1999 and includes $45,500 deferred salary payable to Robert Holtz and $36,000 deferred salary payable to Steve Schklair.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth the names and addresses of the executive officers and directors of the Company and all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company.



                                                                                              PERCENTAGE OF OUTSTANDING
                                       NUMBER OF SHARES BENEFICIALLY OWNED                    SHARES BENEFICIALLY
NAME & ADDRESS OF SHAREHOLDER          BEFORE REVERSE SPLIT     AFTER STOCK SPLIT             OWNED(5)
-----------------------------          --------------------     -------------------           -------------------
Steve Schklair(1)
39 East Walnut Street
Pasadena, California 91103                  850,000                 2,550,000                       14.7%


Robert Holtz(2)
39 East Walnut Street
Pasadena, California 91103                  850,000                 2,550,000                       14.7%

William Burnsed(3)
39 East Walnut Street
Pasadena, California 91103                  500,000                 1,500,000                        8.6%

Bernie Butler-Smith(4)
39 East Walnut Street
Pasadena, California 91103                  300,000                   900,000                        5.2%

All officers and directors
as a group (4 persons)
39 East Walnut Street
Pasadena, California 91103                2,500,000                 7,500,000                       43.2%



(1) Mr. Schklair is the Chief Executive Officer, Chief Financial Officer, Secretary and a director of the Company.

(2) Mr. Holtz is the Chairman of the Board of Directors and President of the Company.

(3) Mr. Burnsed is a director and Executive Vice-President of the Company.

(4) Mr. Butler-Smith is a director and Executive Vice-President of the Company.

(5) The Company currently has a total of approximately 5,792,000 shares issued and outstanding prior to the three for one forward stock split, and will have a total of approximately 17,376,000 shares issued and outstanding after the effective date of the forward stock split.

                                 INDEPENDENT AUDITORS


    The Board of Directors appointed Stonefield Josephson, Inc., independent certified public accountant, as auditor of the Company's financial statements for the fiscal year ending December 31, 1999.

                   SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES


    Any proposal that a shareholder intends to present at the Company's 2000 Annual Meeting (tentatively scheduled for June 30, 2000) must be received at the Company's principal executive office not later than February 25, 2000. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

    Nominations for directors to be elected at the 2000 Annual Meeting, other than those made by the Board of Directors, must be submitted to the Secretary of the Company no later than February 25, 2000. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                    OTHER MATTERS


    The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

    UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO STEVE SCHKLAIR, SECRETARY OF THE COMPANY, AT ZEROS & ONES, INC., 39 EAST WALNUT STREET, PASADENA, CALIFORNIA, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.